SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]         Preliminary Proxy Statement
[  ]         Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]         Definitive Proxy Statement
[X]         Definitive Additional Materials
[  ]         Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds I
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(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies: ______.

3.
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4.	Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid:

6.	Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party:

8.	Date Filed: November 6, 2009

Old Mutual China Fund

You  recently  received  proxy  materials  for  a  Special Meeting  of  Shareholders  for  the  Old Mutual  China  Fund  in  which  you  are  invested. The  purpose  of  the  Special  Meeting  of Shareholders, scheduled for December 7, 2009, is to approve a Reorganization of the Fund. Our records indicate that we have not yet received your vote. We urge you to vote as soon as possible in order to allow the Old Mutual Funds to obtain a sufficient number of votes to hold the Special Meeting of Shareholders as scheduled.

1-866-412-8384

VOTING IS EASY.
Voting is		Choose one of the following methods:
very important.
Please vote now to be	˜	Speak to a Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm ET, Sat 10am – 6pm ET)
sure your vote is
received in time for the	˜	Log on to the website listed on your proxy card, enter the control number printed on the proxy card, and vote by following the on-screen prompts.
December 7, 2009
Special Meeting of	˜	Call the phone number on your proxy card, enter the control number printed on the proxy card, and follow the touchtone prompts.
Shareholders.
	˜	Mail in your signed proxy card in the envelope provided with your proxy materials.

Voting takes only a few minutes.
PLEASE VOTE TODAY.

R-09-617 10/2009